Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3/A (File No. 333-297305) of our audit report dated July 1, 2026 relating to the consolidated financial statements of China SXT Pharmaceuticals, Inc. and its subsidiaries, for the years ended March 31, 2025 and 2026, appearing in the Annual Report on Form 20-F of China SXT Pharmaceuticals, Inc. for the year ended March 31, 2026.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

August 28, 2026

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